Exhibit 23.5

Consent of Nominee for Director

of GasLog Partners LP

I hereby consent to the reference to me in the prospectus included in the registration statement on Form F-1, as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto.

/s/ Donald J. Kintzer
Name: Donald J. Kintzer
Date: April 18, 2014